UMB SCOUT FUNDS
         UMB Scout Technology Fund (In Organization)
        UMB Scout Equity Index Fund (In Organization)
        Accountants' Report and Financial Statements
                       April 12, 2000


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                 CONSENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and
   Board of Trustees
UMB Scout Funds
Kansas City, Missouri


	We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on form N-1A, of our report dated April 17, 2000, accompanying and pertaining to the financial statements of the UMB Scout Technology Fund (In Organization) and the UMB Scout Equity Index Fund (In Organization) series of UMB Scout Funds, as of April 12, 2000, which is included in such Registration Statement.



                                             BAIRD, KURTZ & DOBSON



Kansas City, Missouri
April 17, 2000


                  Independent Accountants' Report



To the Shareholders and
  Board of Trustees
UMB Scout Funds
Kansas City, Missouri


   We have audited the accompanying statements of assets and liabilities of the UMB SCOUT TECHNOLOGY FUND (In Organization) and the UMB SCOUT EQUITY INDEX FUND (In Organization), (the two funds comprising UMB SCOUT FUNDS), including the statements of net assets as of April 12, 2000. These financial statements are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the UMB SCOUT TECHNOLOGY FUND (In Organization) and the UMB SCOUT EQUITY INDEX FUND (In Organization), (the two funds comprising UMB SCOUT FUNDS) as of April 12, 2000, in conformity with generally accepted accounting principles.





                              BAIRD, KURTZ & DOBSON


Kansas City, Missouri
April 17, 2000


                       UMB SCOUT FUNDS
               STATEMENTS OF ASSETS AND LIABILITIES

                         APRIL 12, 2000







                                                                 Equity
                                              Technology         Index
                                                 Fund             Fund

ASSETS
  Cash                                        $ 100,000       $ 100,000

NET ASSETS CONSIST OF:
  Capital (capital shares and paid-in           100,000         100,000
  capital)

NET ASSETS APPLICABLE TO OUTSTANDING SHARES   $ 100,000       $ 100,000

  Capital shares, no par value
    Authorized                                Unlimited       Unlimited

    Outstanding                                  10,000          10,000

NET ASSET VALUE PER SHARE                       $ 10.00         $ 10.00

See Note Financial Statements
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                       UMB SCOUT FUNDS
                   STATEMENTS OF NET ASSETS

                       APRIL 12, 2000







                                                                 Equity
                                              Technology         Index
                                                 Fund             Fund

CASH                                          $ 100,000       $ 100,000


TOTAL NET ASSETS (Equivalent to $10.00
per share; unlimited number of beneficial
interests, no par value, authorized;
10,000 shares outstanding)                    $ 100,000       $ 100,000

See Note Financial Statements
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                   NOTE TO FINANCIAL STATEMENTS

                          APRIL 12, 2000



ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   UMB Scout Funds (the "Trust") is in organization and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The registration of the Trust's shares of beneficial interest is pending under the Securities Act of 1933, as amended. UMB Scout Technology Fund and UMB Scout Equity Index Fund (the Funds) are the two series of shares issued by the Trust. On April 12, 2000, initial seed capital of $100,000 was deposited by the Funds' investment management in each Fund in exchange for 10,000 shares of beneficial interest, no par value shares of each Fund in order to initiate registration with the Securities and Exchange Commission. A summary of the significant accounting policies that the Funds use in the preparation of their financial statements follows. The policies are in conformity with generally accepted accounting principles.

Fund Management

   Management fees, which will include all normal expenses of the Funds, other than taxes, fees and other charges of governmental agencies for qualifying the Funds' shares for sale, special legal fees, interest and brokerage commissions, will be paid to UMB Bank, n.a., a related party. The fees are based on average daily net assets of the Funds at the annual rate of 1.50% of net assets for the UMB Scout Technology Fund and .40% of net assets for the UMB Scout Equity Index Fund. Certain officers and/or trustees of the Trust are also officers and/or directors of UMB Bank, n.a.

Federal Income Taxes

   The Funds intend to comply with the Internal Revenue Code requirements applicable to regulated investment companies and will distribute all income to their shareholders. Therefore, no federal income tax provision is required.